Exhibit (h)3.3

                    , 2007

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

RE:

Retirement Distribution Fund I – A Shares, Accelerated Distribution Fund I – A Shares, Extended Distribution Fund I – A Shares, Retirement Distribution Fund I – S Shares, Accelerated Distribution Fund I – S Shares and Extended Distribution Fund I – S Shares (the “Funds”) Fee Waivers and Agreement to Reimburse

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), in its capacity as adviser and administrator to Russell Investment Company (“RIC”), agrees to waive, at least until February 28, 2009, the amounts set forth below for the Funds. Additionally, RIMCo, as transfer agent to RIC, agrees to reimburse the Funds, at least through February 28, 2009, for all Expenses paid by the Funds as set forth below. This Agreement shall automatically renew annually thereafter for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees.

“Expenses” include all fees and expenses of the Funds due to RIMCo, as transfer and dividend disbursing agent, State Street Bank and Trust Company or any other person under RIC’s Custodian Contract, Transfer Agency and Service Agreement, Distribution Agreement (each of the foregoing as may be amended from time to time) or agreements or arrangements with third parties for recordkeeping and other administrative services, as well as any other amounts due persons as a result of the Funds’ operations under any other agreement or otherwise excluding non-recurring and extraordinary expenses.

For Retirement Distribution Fund I – A Shares, RIMCo agrees to

(1) waive, a portion of its 0.25% advisory and administrative fees, up to the full amount of those fees, equal to the amount by which the aggregate of a Fund’s advisory fees, administrative fees, “Acquired Fund Fees and Expenses” and Expenses exceed the greater of

(a) 1.33% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” plus 0.25% on an annual basis and

(2) then to reimburse the Fund for all remaining “Acquired Fund Fees and Expenses” and Expenses, after fee waivers, that exceed the greater of

(a) 1.33% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” plus 0.25% on an annual basis.

For Accelerated Distribution Fund I – A Shares, RIMCo agrees to

(1) waive, a portion of its 0.25% advisory and administrative fees, up to the full amount of those fees, equal to the amount by which the aggregate of a Fund’s advisory fees, administrative fees, “Acquired Fund Fees and Expenses” and Expenses exceed the greater of

(a) 1.24% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” plus 0.25% on an annual basis and

(2) then to reimburse the Fund for all remaining “Acquired Fund Fees and Expenses” and Expenses, after fee waivers, that exceed the greater of

(a) 1.24% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” plus 0.25% on an annual basis.

For Extended Distribution Fund I – A Shares, RIMCo agrees to

(1) waive, a portion of its 0.25% advisory and administrative fees, up to the full amount of those fees, equal to the amount by which the aggregate of a Fund’s advisory fees, administrative fees, “Acquired Fund Fees and Expenses” and Expenses exceed the greater of

(a) 1.28% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” plus 0.25% on an annual basis and

(2) then to reimburse the Fund for all remaining “Acquired Fund Fees and Expenses” and Expenses, after fee waivers, that exceed the greater of

(a) 1.28% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” plus 0.25% on an annual basis.

For Retirement Distribution Fund I – S Shares, RIMCo agrees to

(1) waive, a portion of its 0.25% advisory and administrative fees, up to the full amount of those fees, equal to the amount by which the aggregate of a Fund’s advisory fees, administrative fees, “Acquired Fund Fees and Expenses” and Expenses exceed the greater of

(a) 1.15% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” on an annual basis and

(2) then to reimburse the Fund for all remaining “Acquired Fund Fees and Expenses” and Expenses, after fee waivers, that exceed the greater of

(a) 1.15% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” on an annual basis.

For Accelerated Distribution Fund I – S Shares, RIMCo agrees to

(1) waive, a portion of its 0.25% advisory and administrative fees, up to the full amount of those fees, equal to the amount by which the aggregate of a Fund’s advisory fees, administrative fees, “Acquired Fund Fees and Expenses” and Expenses exceed the greater of

(a) 0.96% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” on an annual basis and

(2) then to reimburse the Fund for all remaining “Acquired Funds Fees and Expenses” and Expenses, after fee waivers, that exceed the greater of

(a) 0.96% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” on an annual basis.

For Extended Distribution Fund I – S Shares, RIMCo agrees to

(1) waive, a portion of its 0.25% advisory and administrative fees, up to the full amount of those fees, equal to the amount by which the aggregate of a Fund’s advisory fees, administrative fees, “Acquired Funds Fees and Expenses” and Expenses exceed the greater of

(a) 1.00% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” on an annual basis and

(2)	then to reimburse the Fund for all remaining “Acquired Funds Fees and Expenses” and Expenses, after fee waivers, that exceed the greater of

(a) 1.00% of the Fund’s average daily net assets on an annual basis or

(b) an amount equal to the current “Acquired Funds Fees and Expenses” on an annual basis.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg J. Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer